UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2008

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Item 8.01    Other Events

On April 15, 2008, Mark Steele joined Technology Research Corporation (“TRC”) as Vice President Government Sales and Marketing.

Most recently Mark Steele was Government Sales Manager for Kohler Power Systems. Previously, Mr. Steele held positions as Director of Sales as well as several other key management positions with DRS, a prime contractor with the U.S. government. He holds a B.S. degree in economics from the University of Connecticut.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: April 17, 2008	By: /s/ Barry H. Black
Name: Barry H. Black
Title: VP of Finance CFO